AIM LEISURE FUND                                                  SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING  9/30/2006
FILE NUMBER 811-3826
SERIES NO.: 4


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                        2,797
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                          713
        Class C                                                          717
        Class R                                                            1
        Investor Class                                                11,970


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 45.39
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 44.19
        Class C                                                      $ 43.04
        Class R                                                      $ 45.29
        Investor Class                                               $ 45.31